SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2023

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 15, 2023, Charter Communications, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with David G. Ellen, Senior Executive Vice President of the Company, to amend and restate the prior Employment Agreement by and between Mr. Ellen and the Company, dated as of July 1, 2021 and as amended October 27, 2022 for employment through November 30, 2023 (the “Prior Agreement”). Pursuant to the Employment Agreement, Mr. Ellen has agreed to remain employed by the Company as Senior Executive Vice President through November 30, 2023 and then as Executive Advisor from December 1, 2023 until July 1, 2025. Mr. Ellen will receive an annual base salary of at least $1,250,000 and a target annual cash bonus opportunity of 160% of his annual base salary through November 30, 2023. From December 1, 2023 until July 1, 2025, Mr. Ellen will receive a base salary of $5,000 per month, and from June 1, 2024 to July 1, 2025, Mr. Ellen’s compensation will also include an aggregate amount of $4,845,000 to be paid in (i) a lump sum of $1,509,473.68 and (ii) $3,270,526.32 in equal installments during such period, with no bonus being paid for any periods after December 1, 2023 (such payments from December 1, 2023 through July 1, 2025, collectively, the “Remaining Compensation Payments”).

Mr. Ellen will continue to participate in our employee benefit plans and receive perquisites as generally provided to our other senior executives, provided that Mr. Ellen will not be entitled to the grant of any additional equity awards after August 15, 2023. In addition, consistent with the Prior Agreement, we will continue to reimburse Mr. Ellen for all reasonable and necessary expenses incurred in connection with the performance of his duties.

Mr. Ellen and the Company may terminate the Employment Agreement before July 1, 2025 pursuant to the termination events provided for in the Employment Agreement. Upon termination of Mr. Ellen’s employment, he will be entitled to all compensation earned and payable prior to the date of termination but unpaid as of the date of termination as well as all reasonable expenses incurred through the date of termination. In addition, if the employment of Mr. Ellen is terminated by reason of Mr. Ellen’s death or disability, he would be entitled to receive the Remaining Compensation Payments, paid on the same schedule as they were paid prior to the date of termination.

The benefits described above are subject to Mr. Ellen’s execution of a release of claims in favor of the Company and its affiliates. In addition, Mr. Ellen has agreed to comply with covenants concerning non-disclosure of confidential information, assignment of intellectual property and non-disparagement of the Company and, for two years following termination, covenants concerning non-competition and non-solicitation of customers of the Company and its affiliates and, for one year following termination, covenants concerning non-solicitation of employees of the Company and its affiliates.

A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Employment Agreement, dated as of August 15, 2023, by and between Charter Communications, Inc. and David G. Ellen
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 21, 2023		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 21, 2023		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 21, 2023		Executive Vice President, Chief Accounting Officer and Controller